EXHIBIT 5.1



                                  April 1, 1997



PerArdua Corporation
10940 Wilshire Boulevard
Suite 1600
Los Angeles, California  90024


Ladies and Gentlemen:

         We  have  acted  as  counsel  to  PerArdua   Corporation,   a  Delaware
corporation (the "Company"), in connection with the preparation and filing of the Company's registration statement on Form SB-2 (Registration No. 333-2129) and all amendments thereto (the "Registration Statement"), as originally filed with the Securities and Exchange Commission on February 5, 1997. The Registration Statement relates to the offering of (i) 1,000,000 shares (the "Issuance Shares") of the Company's common stock, $.01 par value per share ("Common Stock"), (ii) 1,000,000 Redeemable Warrants (the "Redeemable Warrants") to be sold by certain underwriters (the "Underwriters") for whom Schneider Securities, Inc. is acting as representative (the "Representative") and (iii) 150,000 additional shares of Common Stock and/or 150,000 additional Redeemable Warrants which may be sold by the Underwriters to cover over-allotments (the "Over-Allotment Securities"). In addition, the Registration Statement relates to the issuance of a warrant (the "Representative's Warrant")to the Representative to purchase up to 100,000 shares of Common Stock and/or 100,000 Redeemable Warrants.

         In connection with this opinion, we have examined the Registration Statement and the prospectus contained therein, the Company's Certificate of Incorporation, the Company's bylaws and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in the Documents. In addition, for all purposes of this opinion, we have assumed that the underwriting agreement pursuant to which all securities will be sold (the "Underwriting Agreement") will be duly executed and delivered and will be a valid and binding agreement of the parties thereto in accordance with its terms.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

         1. (i) The Issuance Shares, the Redeemable Warrants and the Over-Allotment Securities, if issued, (ii) the Representative's Warrant, (iii) the Common Stock underlying the Redeemable Warrants and (iv) the Common Stock and/or the Redeemable Warrants underlying the Representative's Warrant (including the Common Stock underlying the Redeemable Warrants underlying the Representative's Warrant) have been duly authorized and upon the sale thereof in accordance with the terms of the Underwriting Agreement, such securities will be validly issued.

         2. The Issuance Shares and the Over-Allotment Securities (to the extent such securities are in the form of Common Stock), when sold to the Underwriters in accordance with the terms of the Underwriting Agreement, will be fully paid and non-assessable.

         3. The  shares  of  Common  Stock  issuable  upon the  exercise  of the
Redeemable Warrants (including the Redeemable Warrants subject to the Representative's Warrant), when issued upon the exercise of the Redeemable
Warrants and the Representative's Warrant in accordance with the respective terms thereof, will be fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus contained therein and any further amendments thereto. Subject to the foregoing sentence, however, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.


                                         Very truly yours,


                                         LECLAIR RYAN,
                                         A Professional Corporation


                                         By:_________________________________

                                         Title:_______________________________